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                                                                    EXHIBIT 21.1

                                 SUBSIDIARIES OF
                   REINSURANCE GROUP OF AMERICA, INCORPORATED

RGA International Corporation. (Nova Scotia ULC)
         RGA Financial Products Limited, Nova Scotia corporation
RGA Life Reinsurance Company of Canada, Federal corporation

General American Argentina Seguros de Vida, S.A. (f/k/a Manantial Seguros de Vida, S.A.), Argentine corporation

RGA Argentina S.A., Argentine corporation

RGA Australian Holdings Pty, Limited, Australian corporation
         RGA Reinsurance Company of Australia Limited, Australian corporation

RGA Holdings Limited, United Kingdom corporation
         RGA Managing Agency Limited, United Kingdom corporation
         RGA Capital Limited, United Kingdom corporation
         RGA Reinsurance (UK) Limited, United Kingdom corporation

Reinsurance Company of Missouri, Incorporated, Missouri corporation
         RGA Reinsurance Company, Missouri corporation
                 Fairfield Management Group, Inc., Missouri corporation
                 Great Rivers Reinsurance Management, Inc., Missouri corporation Reinsurance Partners, Inc., Missouri corporation
                 RGA (U.K.) Underwriting Agency Ltd., United Kingdom corporation

RGA Reinsurance Company (Barbados) Ltd., Barbados corporation

RGA Americas Reinsurance Company, Ltd., Barbados corporation

RGA South African Holdings (Pty) Limited, South African corporation
     RGA Reinsurance Company of South Africa, Limited, South African corporation

RGA Capital Trust I, Delaware corporation

Triad Re, Ltd., Barbados corporation